UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:): January 9, 2009

Commission File Number 001-15665

_____________________________________________________________

UC HUB GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	88-0389393
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

NEVADA	88-0389393
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6499 N. Powerline
Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Former Address

285 EAST WARM SPRINGS ROAD, SUITE 105, LAS VEGAS, NEVADA, 89119

Registrant's telephone number, including area code: (800) 278-8870

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

UC Hub has entered into an agreement with TriStar Holdings whereby UC HUB Group Inc will acquire all such assets from TriStar Holdings for stock.

The following press release outlines the terms of the agreement:

UC HUB Group Inc Acquires all Mining Assets from Tri Star Holdings

FT. LAUDERDALE, FL--(MARKET WIRE)—January 7, 2009 – UC Hub Group Inc (OTC BB UCHB.OB-NEWS) and Tri-Star Holdings, Inc. (Other OTC:TSHL.PK - News) announce the companies have executed a formal asset acquisition and assignment agreement whereby UC HUB Group Inc will acquire all such assets from TriStar Holdings for stock.  These mining contracts and assets include  Arizona referred to as ( COS I, COS II and Wickenburg), Nevada, ( Lucky Linda mine) and the Idaho  project (Blue Jay Copper Mines) in exchange for  $3.8 Million of restricted  UC HUB Group stock at two cents per share to be distributed per the asset acquisition and assignment contract to Tri-Star Holdngs Inc.

UC Hub Group Inc has begun testing technology and soil samples while perfecting title and completing the due diligence.  Additionally, UC hub Group Inc is in discussions with both domestic and European funding sources and an additional mining property.  UC Hub Group has been working with an independent mining geologist to define the economics of said claims while working on a more thorough analysis of said claims as required by the existing formal executed and notarized agreement between parties.  UC Hub Group Inc will complete some informal testing this week and will begin actual volume mining in tons next week which should be complimented by a geology report that will more accurately represent facts about a property and the potential of pay gravel.   UC Hub has an agreement to move forward these mining excavations with some heavy equipment immediately.

UC HUB Group Inc will concurrently begin forming an appropriate board of advisors with professionals in this field.  Per the performance metrics of the new extraction technology and the historic mining technologies, the Company will then recruit appropriate management for an expanded mining endeavor with existing and new targeted locations.  UC Hub Group Inc also is in discussions with strategic investment partners that may add efficiency quotients to the overall mining vision.

Safe Harbor Provision

This news release includes forward-looking statements, including with respect to the future level of business for the parties. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors that could cause results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties and events that may be beyond the control of Tri-Star Holdings, Inc. and no assurance can be given that such results will be achieved. Potential risks and uncertainties include, but are not limited to, the ability to procure, properly price, retain and successfully complete projects, the availability of technical personnel, changes in technology and competition.

Contact:

Larry Wilcox

CEO, UC HUB GROUP INC

1 800 278 8870

info@uchub.net

Anthony Mellone

President & CEO

Tri-Star Holdings, Inc.

Item 9.01 - Financial Statements and Exhibits.

NA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UC HUB, INC.

Dated: January 9, 2009	By:	/s/ Larry Wilcox
Larry Wilcox
President and
Chief Executive Officer